UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 18, 2022

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota			001-3034	41-0448030
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall	Minneapolis	Minnesota		55401
(Address of Principal Executive Offices)				(Zip Code)

612	330-5500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Xcel Energy Inc. ("Xcel Energy") held its 2022 Annual Meeting of Shareholders on May 18, 2022. At the meeting, shareholders:

•elected all 11 directors nominated by the Board of Directors;
•approved, on an advisory basis, Xcel Energy's executive compensation as set forth in the 2022 proxy statement;
•ratified the appointment of Deloitte & Touche LLP as Xcel Energy's independent registered public accounting firm for 2022.

Set forth below are the final voting results for each of the proposals.

Proposal No. 1 — Election of Directors.

Name	For	Against	Withheld	Broker Non-Votes
Lynn Casey	416,315,836	2,529,689	1,040,108	48,034,203
Robert Frenzel	397,669,224	18,813,861	3,402,548	48,034,203
Netha Johnson	416,422,118	2,382,597	1,080,918	48,034,203
Patricia Kampling	409,594,122	9,193,287	1,098,224	48,034,203
George Kehl	416,564,194	2,222,833	1,098,606	48,034,203
Richard O’Brien	415,971,979	2,618,669	1,294,985	48,034,203
Charles Pardee	416,289,029	2,509,704	1,086,900	48,034,203
Christopher Policinski	401,498,533	16,964,396	1,422,704	48,034,203
James Prokopanko	390,902,494	20,740,565	8,242,574	48,034,203
Kim Williams	404,954,007	13,582,483	1,349,143	48,034,203
Daniel Yohannes	416,289,209	2,436,849	1,159,575	48,034,203

Proposal No. 2 — Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
393,233,160	24,316,337	2,336,136	48,034,203

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Votes
454,847,832	11,778,193	1,293,811	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2022	Xcel Energy Inc. (a Minnesota corporation)

/s/ AMY SCHNEIDER
Amy Schneider
Vice President, Corporate Secretary and Securities